UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Delaware	65-0325364
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices)(Zip Code)

If this Form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction
A.(c), please check the following box. ☒

If this Form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction
A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-109363.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units consisting of: (i) one share of Common Stock, $.01 par value, and (ii) two Class D Common Stock Purchase Warrants	American Stock Exchange
Common Stock, $.01 par value	American Stock Exchange
Class D Common Stock Purchase Warrants exercisable at $4.00 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

Reference is made to the discussion of the Registrant’s (1) Units consisting of (i) one share of common stock (“Common Stock”), $.01 par value, and (ii) two Class D Common Stock Purchase Warrants exercisable at $4.00 per share, (2) Common Stock and (3) Class D Warrants, in the section entitled “Description of Securities” contained in the Registrant’s Registration Statement on Form SB-2 (File No. 333-109363) originally filed with the Securities and Exchange Commission on October 1, 2003 (as amended, the “Registration Statement”), which disclosures are incorporated by reference herein.

Item 2.

Exhibits.

3.0	Amended Certificate of Incorporation of PanAmerican Bancorp, as filed with the Secretary of State of Delaware on June 16, 2003.*
3.1	Amended Certificate of Incorporation of Southern Security Bank Corporation, as filed with the Secretary of State of Delaware on November 15, 2001.*
3.2	Certificate of Amendment of Certificate of Incorporation of Southern Security Bank Corporation, as filed with the Secretary of State of Delaware on January 24, 2000.*
3.3	Certificate of Amendment of Certificate of Incorporation of Southern Security Financial Corporation, as filed with the Secretary of State of Delaware on April 16, 1997.*
3.4	Certificate of Amendment of Certificate of Incorporation of Southern Security Financial Corporation, as filed with the Secretary of State of Delaware on November 13, 1997.*
3.5	Certificate of Incorporation of Southern Security Bank Corporation, as filed with the Secretary of State of Delaware on October 4, 1996.*
3.(ii)	Bylaws of PanAmerican Bancorp. †
4.0	Form of Warrant Certificate, Class A.*
4.1	Form of Warrant Certificate, Class B.*
4.2	Form of Warrant Certificate, Class C.*
4.3	Form of Warrant Certificate, Class D.*
4.4	Form of Common Stock Certificate.*
4.5	Form of Underwriter’s Warrant and Warrant Agreement.*
4.6	Form of Preferred Stock Certificate Series A.*
4.7	Form of Unit Certificate.*

——————

*

These Exhibits are incorporated herein by reference to the identically numbered Exhibits to the Registration Statement.

†

This Exhibit is incorporated herein by reference to the identically numbered Exhibit to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PANAMERICAN BANCORP
By:	/s/ Michael E. Golden
Michael E. Golden
President and Chief Executive Officer

Dated: May 13, 2004

3